EX‑35.2

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.             A review of the activities  performed  by the Special Servicer  during the  period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.             To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

                                                                                                               By: /s/ Job Warshaw

Job Warshaw

President

Dated:    February 23, 2015

1601 Washington Avenue ● Suite 700 ● Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 ● Fax: (305) 695-5601

Schedule I

GSMS 2014-GC18

GS Mortgage Securities Corporation, Commercial Mortgage Pass Through Certificates, Series 2014-

GC18

Fitch Rating

One State Street Plaza, 31st Floor

Attention:  Commercial Mortgaged-Backed Securities Surveillance

New York NY 10004

General Contact

GS Mortgage Securities Corporation II

200 West Street

NY NY 10282

Leah Nivision

GS Mortgage Securities Corporation II

200 West Street

NY NY 10282

Peter Morreale

Kroll Bond Rating Agency, Inc.,

845 Third Avenue, 4th Floor

Attention: CMBS Surveillance

New York NY 10022

General Contact

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich   Street

Attn: Commercial Mortgage Surveillance Group

New York NY   10007

General Contact

Park Bridge Lender Services LLC

Winston & Strawn   L LP

200 Park Ave n u e

New York NY 10178

Bola O. Oloko

Park Bridge   Lender Services LLC

550 Lexington Avenue, 17th Floor

Att: {pool name} - Surveillance Manager

New York NY 10022

David Rodgers

Park Bridge Lender Services LLC

Att: {Pool Name}

550 Lexington Avenue, 17th Floor

New York NY 10022

Group

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

ATTN: GSMS 2014-GC18

Columbia MD 21045 1951

Corporate Trust (CMBS)